Exhibit 8.1
Significant Subsidiaries at March 19, 2018

Name	Country of Incorporation	Ownership and Voting Percentage
Frontline Shipping Limited	Bermuda	100%
Key Chartering Inc	Liberia	100%
Frontline Management (Bermuda) Ltd	Bermuda	100%
ICB Shipping (Bermuda) Limited	Bermuda	100%
Frontline Corporate Services Ltd	United Kingdom	100%
Front Ull Inc	Liberia	100%
Front Idun Inc	Liberia	100%
Golden Channel Corporation	Liberia	100%
Kea Navigation Ltd	Liberia	100%
Otina Inc.	Liberia	100%
Optimal Shipping SA	Liberia	100%
Bandama Investment Ltd	Liberia	100%
Vista International Finance Inc	Liberia	100%
Sea Team Management Pte. Ltd	Singapore	63.75%
Sea Team Management (India) Pvt. Ltd	India	99%
Chatham Ship Management, Inc.	Liberia	100%
Frontline Management AS	Norway	100%
Frontline 2012 Ltd.	Bermuda	100%
VLCC Chartering Ltd	Bermuda	50%
Frontline Chartering Services Inc.	Liberia	100%
Frontline Tankers Ltd.	Bermuda	100%
Frontline Shipping Singapore Pte Ltd.	Singapore	100%
Frontfleet Ltd	Bermuda	100%
Frontfleet II Ltd	Bermuda	100%
Front Thor Inc.	Liberia	100%
Front Odin Inc.	Liberia	100%
Front Loki Inc.	Liberia	100%
Front Njord Inc.	Liberia	100%
Front King Inc.	Liberia	100%
Front Queen Inc.	Liberia	100%
Front Sovereign Inc.	Liberia	100%
Front Monarch Inc.	Liberia	100%
Front Eminence Inc.	Liberia	100%
Front Endurance Inc.	Liberia	100%
Front Duke Inc.	Republic of the Marshall Islands	100%
Front Brage Inc.	Liberia	100%
Front Balder Inc.	Liberia	100%
Front Challenger Inc.	Liberia	100%
Front Crown Inc.	Liberia	100%
Front Coral Inc.	Liberia	100%
Front Crystal II Inc.	Liberia	100%
Front Classic Inc.	Liberia	100%

Front Clipper Inc.	Liberia	100%
Front Cosmos Inc.	Liberia	100%
Front Cascade Inc.	Liberia	100%
Front Duchess Inc.	Republic of the Marshall Islands	100%
Sea Hull L0037 Corp.	Liberia	100%
Sea Hull L0044 Corp.	Liberia	100%
Sea Hull L0045 Corp.	Liberia	100%
Sea Hull L0046 Corp.	Liberia	100%
Front Cheetah Inc.	Liberia	100%
Front Cougar Inc.	Liberia	100%
Front Aphrodite Inc.	Liberia	100%
Front Athena Inc.	Liberia	100%
Front Hebe Inc.	Liberia	100%
Front Hera Inc.	Liberia	100%
Front Altair Inc.	Liberia	100%
Front Antares Inc	Liberia	100%
Front Vega Inc.	Liberia	100%
Front Sirius Inc.	Liberia	100%
Front Castor Inc.	Liberia	100%
Front Pollux Inc.	Liberia	100%
Front Capella Inc.	Liberia	100%
Front Polaris Inc.	Liberia	100%
Front Earl Inc.	Liberia	100%
Front Empire Inc.	Liberia	100%
Front Prince I Inc.	Liberia	100%
Front Princess I Inc.	Liberia	100%
Front Defender Inc.	Liberia	100%
Front Discovery Inc.	Liberia	100%